Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 04/30/2014 04:47 PM
ID: 2014-000664014

Profit Corporation
Articles of Incorporation

1. Corporation name:

Tech Central, Inc.

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office* ***includes a suite number****, it must be included in the registered office address.)*

Northwest Resident Agent SErvice, Inc.
412 N. Main Street
Ste 100
Buffalo, WY 82834

3. Mailing address of the corporation:

412 N. Main Street
Ste 100
Buffalo, WY 82834

4. Principal office address:

412 N. Main Street
Ste 100
Buffalo, WY 82834

5. Number and class of shares the corporation will have the authority to issue:

75,000,000 Shares of Common Stock

6. Incorporators *(list names and addresses of each incorporator)*:

Joseph Lewis
412 N. Main Street
Ste 100
Buffalo, WY 82834

Received APR 28 2014 Secretary of State Wyoming

Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Northwest Registered Agent Service, Inc., registered office located at
(name of registered agent)

412 N. Main Street
STE 100
Buffalo, WY 82834

voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for Tech Central, Inc
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ____________________ **Date:** 04/16/2014
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Dan Keen Daytime Phone: (509) 768-2249

Title: President Email: compliance@northwestregisteredagent.com

Registered Agent Mailing Address
(if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ____________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist
☐ Submit one **originally signed** consent to appointment and one exact photocopy

Wyoming Secretary of State
APR 28 2014

RAConsent – Revised 12/11

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Tech Central, Inc.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **30th** day of **April, 2014**.

Max Maxfield
Secretary of State

By: Dave Barker

Filed Date: 04/30/2014